UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

FS INVESTMENT CORPORATION II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Your Response Is Greatly Needed

We recently sent to you a proxy statement for FS Investment Corporation II (“FSIC II”) requesting your vote on the important matters to be decided at the annual meeting of stockholders on June 24, 2014. If you have already voted, no further action is required at this time.

We wanted to inform you of a change to the proxy statement. On June 5, 2014, FSIC II learned that the law firm at which Stephen T. Burdumy currently serves as a partner had performed certain legal services for FSIC II’s investment sub-adviser in January 2012. This affected Mr. Burdumy’s status as an independent director for the purposes of the Investment Company Act of 1940, as amended. As a result, Mr. Burdumy should be listed in the proxy statement as an interested director, not an independent director. Mr. Burdumy was appointed as a director on March 11, 2014, with his appointment effective as of April 1, 2014. At all times since FSIC II’s launch on June 18, 2012, FSIC II’s board of directors was comprised of a majority of independent directors, membership of the board’s standing committees complied with all applicable rules and regulations and all votes requiring approval of the independent directors of the board were obtained from the requisite number of independent directors.

If You Have Not Already Done So,

Please Vote Today

Every Vote Counts

It is important that we receive your vote by June 24, 2014 because it will help to avoid having to adjourn the annual meeting to a later date. It will also prevent FSIC II from spending additional money soliciting your votes. If you have any questions or would like to vote, please call the number listed below:

1-855-486-7901

FSIC II has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by June 24, 2014.

Call the phone number above Monday – Friday, 9:30 a.m. – 10:00 p.m., Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING